UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

XTERA COMMUNICATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37617	38-3394611
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Bethany Drive, Suite 100 Allen, Texas		75013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 649-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 11, 2016, the Audit Committee (the “Committee”) of the Board of Directors of Xtera Communications, Inc. (the “Company”) approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective as of August 12, 2016 (the “Effective Date”) and approved the engagement of Whitley Penn LLP (“Whitley Penn”) as the Company’s new independent registered public accounting firm.  Whitley Penn will issue the audit report on the financial statements of the Company for the Company’s fiscal year ending September 30, 2016.  The Company notified Grant Thornton of its dismissal on the Effective Date.

The audit reports of Grant Thornton on the financial statements for the past two fiscal years ended September 30, 2014, and September 30, 2015 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Grant Thornton, dated August 28, 2015, on the consolidated financial statements of the Company as of and for the fiscal year ended September 30, 2014, noted that the Company’s history of operating losses, along with other matters, raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended September 30, 2014, and September 30, 2015, and in the subsequent interim period through the Effective Date, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Grant Thornton, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years.

During the two most recent fiscal years ended September 30, 2014, and September 30, 2015, and in the subsequent interim period through the Effective Date, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), other than , the material weaknesses the Company disclosed in its Quarterly Reports on Form 10-Q for the second quarter and third quarters of its fiscal year ending September 30, 2016, filed with the Securities and Exchange Commission on May 16, 2016 and August 11, 2016, respectively, that resulted in the Company’s management concluding that the Company’s internal control over financial reporting was not effective as of March 31, 2016 and June 30, 2016. Specifically, the Company’s management determined that it did not design and maintain effective internal controls surrounding the Company’s impairment of long-lived asset testing, such that management failed to initially identify a triggering event. Additionally, as of June 30, 2016, the Company’s management determined that the Company did not design and maintain effective controls surrounding the month-end close process, such that management failed to initially identify accruals for customer liquidated damages and purchase commitments for excess and obsolete materials purchased on the Company’s behalf by contract manufacturers.

The Company has provided a copy of the foregoing disclosures to Grant Thornton and requested that Grant Thornton furnish the Company with a letter (as required by Item 304(a)(3) of Regulation S-K) addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter from Grant Thornton, dated August 15, 2016, is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years ended September 30, 2014, and September 30, 2015, and in the subsequent interim period through the Effective Date, neither the Company nor anyone acting on its behalf has consulted with Whitley Penn with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and neither a written report nor oral advice was provided by Whitley Penn to the Company that Whitley Penn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event as described in (Item 304(a)(1)(v) of the SEC’s Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

Exhibit 16.1	Letter from Grant Thornton LLP, dated August 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XTERA COMMUNICATIONS, INC

Date: August 15, 2016	By:	/s/ Joe Chinnici
Joe Chinnici
Chief Financial Officer and Secretary